UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2011

Manhattan Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32639	36-3898269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Wall Street, Suite 1110
New York, New York 10005
(Address of principal executive offices) (Zip Code)

(212) 582-3950
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreements

Amended Promissory Note
On December 13, 2011 Manhattan Pharmaceuticals, Inc. (the “Company”) entered into an amendment to settlement agreement and promissory note (the “Amendment”) with Swiss Pharma Contract Ltd. (“Swiss Pharma”) the holder of the Company’s promissory note that matured on October 27, 2011 in the amount of $250,000 (the “Note”).  Pursuant to the Amendment, the maturity date of the Note was extended until February 15, 2012 and, under certain circumstances to the amount of the Note will be reduced to $200,000.

Amendment to Employment Agreement
On December 15, 2011 Manhattan Pharmaceuticals, Inc.’s (the “Company”) board of directors approved an amendment to the employment agreement of Michael McGuinness (the “Amendment”), the Company’s Chief Operating and Financial Officer.  The Amendment was a requirement of the letter of intent entered into by the Company, Opus Point Partners and TG Therapeutics, Inc. on November 23, 2011.  The Amendment amends certain termination provisions and requires certain salary deferments.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amendment to Settlement Agreement and Promissory Note between the Registrant and Swiss Pharma Contract Ltd. Dated December 13, 2011
10.2	Amendment to Employment Agreement of Michael McGuinness, dated December 15, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN PHARMACEUTICALS, INC.

Date: December 19, 2011	By:	/s/ Michael G. McGuinness
Michael G. McGuinness
Chief Operating and Financial Officer

Exhibits.

Exhibit No.	Description
10.1	Amendment to Settlement Agreement and Promissory Note between the Registrant and Swiss Pharma Contract Ltd. Dated December 13, 2011
10.2	Amendment to Employment Agreement of Michael McGuinness, dated December 15, 2011